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                                                                 EXHIBIT (r)(ii)

                     SEI INVESTMENTS MANAGEMENT CORPORATION
                    SEI INVESTMENTS MANAGEMENT CORPORATION II

                                 CODE OF ETHICS

                 A copy of this Code may be accessed on the SEI
                  intranet site under the Corporate Governance
                                    section.

               This is an important document. You should take the
                time to read it thoroughly before you submit the
                         required annual certification.

               ANY QUESTIONS REGARDING THIS CODE OF ETHICS SHOULD
                 BE REFERRED TO A MEMBER OF THE SEI COMPLIANCE
                                   DEPARTMENT

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                                TABLE OF CONTENTS

I.      GENERAL POLICY
II.     CODE OF ETHICS

        A.      PURPOSE OF CODE
        B.      EMPLOYEE CATEGORIES
        C.      PROHIBITIONS AND RESTRICTIONS
        D.      PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
        E.      REPORTING REQUIREMENTS
        F.      DETECTION AND REPORTING OF CODE VIOLATIONS
        G.      VIOLATIONS OF THE CODE OF ETHICS
        H.      CONFIDENTIAL TREATMENT
        I.      RECORDKEEPING
        J.      DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

III.    EXHIBITS - CODE OF ETHICS REPORTING FORMS

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I.    GENERAL POLICY

SEI Investments Management Corporation and SEI Investments Management Corporation II (jointly "SEI") serve as investment advisers to investment companies and other asset management accounts (jointly "Investment Vehicles"). As an investment adviser, SEI is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This Code of Ethics ("Code") was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions for SEI personnel.

SEI has a highly ethical business culture and expects that all personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an advisory employee invests for his or her own account, conflicts of interest may arise between a client's and that employee's interest. Such conflicts may include using of that employee's advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for the employee's own portfolio, or frontrunning, which occurs when an advisory employee trades in his or her personal account before making client transactions. As a fiduciary, SEI owes a duty of loyalty to clients, which requires that an advisory employee must always place the interests of clients first and foremost and shall not take inappropriate advantage of his or her position. Thus, SEI personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Code, SEI personnel, their family members, and other persons associated with SEI will be subject to various pre-clearance and reporting standards for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

EACH PERSON SUBJECT TO THIS CODE MUST READ AND RETAIN A COPY OF THIS CODE AND AGREE TO ABIDE BY ITS TERMS. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS CODE MAY RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED TO DISGORGEMENT OF PROFITS, PENALTIES, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.

PLEASE NOTE THAT SEI PERSONNEL ARE ALSO SUBJECT TO THE CODE OF CONDUCT OF SEI INVESTMENTS COMPANY, WHICH IS THE PARENT COMPANY

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OF SEI INVESTMENTS MANAGEMENT CORPORATION AND SEI INVESTMENTS MANAGEMENT
CORPORATION II, AS WELL AS TO VARIOUS OTHER COMPLIANCE POLICIES AND PROCEDURES GOVERNING THE ACTIVITIES OF SEI AND ITS PERSONNEL. THE REQUIREMENTS AND LIMITATIONS OF THIS CODE OF ETHICS ARE IN ADDITION TO ANY REQUIREMENTS OR LIMITATIONS CONTAINED IN THE CODE OF CONDUCT OR IN OTHER COMPLIANCE POLICIES AND PROCEDURES APPLICABLE TO SEI AND ITS PERSONNEL.

ANY QUESTIONS REGARDING THIS CODE OF ETHICS SHOULD BE DIRECTED TO A MEMBER OF THE SEI COMPLIANCE DEPARTMENT (SOFIA ROSALA, TELEPHONE 610-676-2710 IS THE PRIMARY CONTACT).

II.   CODE OF ETHICS

A.    PURPOSE OF CODE

This Code was adopted pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 thereunder, as amended. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. SEI personnel will be subject to various pre-clearance and reporting requirements based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories below.

B.    EMPLOYEE CATEGORIES

      1.    ACCESS PERSON:

      Any director, officer or employee of SEI who, in connection with his or her regular functions or duties, participates in the process of providing investment advice to any Investment Vehicle, and who is not an Advisory Person or Investment Person.

      2.    ADVISORY PERSON:

      Any director, officer or employee of SEI who, in connection with his or her regular functions or duties, (1) directly oversees the performance of one or more sub-advisers for any Investment Vehicle for which SEI acts as investment adviser, (2) makes or participates in the purchase or sale of Covered Securities by an Investment Vehicle, or (3) obtains or is able to obtain prior or contemporaneous information regarding the purchase or sale of Covered Securities by an Investment Vehicle.

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      3.    INVESTMENT PERSON:

      Any director, officer or employee of SEI who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Covered Securities by one or more Investment Vehicles or who is otherwise entrusted with responsibility and authority to make investment decisions regarding Covered Securities in one or more Investment Vehicles.

      4.    REPORTING PERSON

      Any Access Person, Advisory Person or Investment Person

C.    PROHIBITIONS AND RESTRICTIONS

      1. PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION - ALL SEI DIRECTORS, OFFICERS AND REPORTING PERSONS

      All SEI directors, officers and Reporting Persons may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle for which SEI acts as an investment adviser:

            (a) employ any device, scheme or artifice to defraud the Investment Vehicle;

            (b) make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

            (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or

            (d) engage in any manipulative practice with respect to the Investment Vehicle.

      2. EXCESSIVE TRADING OF MUTUAL FUND SHARES - ALL SEI DIRECTORS, OFFICERS AND REPORTING PERSONS

      All SEI directors, officers and Reporting Persons may not, directly or indirectly, engage in excessive short-term trading of shares of open-end funds within the SEI Family of Funds.(1) For purposes of this section, a person's trades

----------------
(1) The SEI Family of Funds includes the following Trusts: SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust,

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      shall be considered "excessive" if made in violation of any stated policy in the mutual fund's prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

      3.    PERSONAL SECURITIES RESTRICTIONS

            ACCESS PERSONS:

            - may not purchase or sell, directly or indirectly, any Covered Security WITHIN 24 HOURS BEFORE OR AFTER the time that the same Covered Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI acts as investment adviser.

            - may not acquire securities as part of an Initial Public Offering ("IPO") without obtaining the written approval of their designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

            - may not acquire a beneficial ownership interest in securities issued in a private placement transaction without obtaining prior written approval from the designated Compliance Officer.

            ADVISORY PERSONS:

            - Subject to the same restrictions as an Access Person, and also subject to the additional restrictions set forth below.

            - MAY NOT PROFIT from the purchase and sale or sale and purchase of a Covered Security WITHIN 60 DAYS of acquiring or disposing of Beneficial Ownership of that Covered Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. Government securities.

            - may not serve on the board of directors of any publicly traded company.

------------------
SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust

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                  INVESTMENT PERSONS:

                  - Subject to the same restrictions as an Advisory Person, except that an Investment Person may not purchase or sell, directly or indirectly, any Covered Security WITHIN 7 DAYS BEFORE OR AFTER the time that the same Covered Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI serves as investment adviser.

D.    PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

         1. TRANSACTIONS REQUIRED TO BE PRE-CLEARED:

            - Access, Advisory and Investment Persons must pre-clear each proposed transaction in a Covered Security with a member of the SEI Compliance Department (Sofia Rosala) for all Accounts held in their names or in the names of others in which they hold a Beneficial Ownership interest. Note that, among other things, this means that these persons must pre-clear each proposed securities transaction by their spouse or domestic partner, minor children, and relatives who reside in the person's household. No transaction in Covered Securities may be effected without prior written approval, except those set forth below in Section D.2 which lists the securities transactions that do not require pre-clearance.

            - the SEI Compliance Department will keep a record of the approvals, and the rationale supporting, investments in IPOs and private placement transactions. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the person is not being offered the opportunity due to his or her employment with SEI and other relevant factors on a case-by-case basis

         2. TRANSACTIONS THAT DO NOT HAVE TO BE PRE-CLEARED:

            - purchases or sales over which the person pre-clearing the transactions (the "Pre-clearing Person") has no direct or indirect influence or control;

            - purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls

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                  written by Pre-clearing Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers consolidations, spin-offs, or other similar corporate reorganizations or distributions;

            - purchases which are part of an automatic dividend reinvestment plan or automatic employee stock purchase plans;

            - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired for such issuer; and

            -     acquisitions of Covered Securities through gifts or bequests.

      3.    PRE-CLEARANCE PROCEDURES:

            - All requests for pre-clearance of securities transactions must be submitted to SEI Compliance Officer or designated representative of the SEI Compliance Department by using the SEI Automated Pre-Clearance Trading system.

            -     The following information must be provided for each request:

                        a.    Name, date, phone extension and job title

                        b. Transaction detail, i.e. whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is traded in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction; and

                        c. Signature and date; if electronically submitted, initial and date.

            - The SEI Compliance Officer or designated representative of the SEI Compliance Department will notify the person whether the trading request is approved or denied through the SEI Automated Pre-Clearance Trading system.

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            -     A Pre-clearance Request should not be submitted for a
                  transaction that the requesting person does not intend to execute.

            - Pre-clearance trading authorization is valid from the time when approval is granted through the next business day. If the transaction is not executed within this period, an explanation of why the previous pre-cleared transaction was not completed must be submitted to the SEI Compliance department or entered into the SEI Automated Pre-clearance Trading system. Also, Open and Limit Orders must be resubmitted for pre-clearance approval if not executed within the permitted time period.

            - Persons subject to pre-clearance must submit to the SEI Compliance Officer or designated representative of the SEI Compliance Department transaction reports showing the transactions for all the Investment Vehicles for which SEI serves as an investment adviser for the 24 hour period before and after the date on which their securities transactions were effected. These reports may be viewed through the SEI Pre-clearance Trading system. Transaction reports need only cover the Investment Vehicles that hold or are eligible to purchase and sell the types of securities proposed to be bought or sold by person subject to pre-clearance requirements. For example, if a person seeks approval for a proposed equity trade, only the transactions reports for the Investment Vehicles effecting or eligible to effect transactions in equity securities are required.

            - The SEI Compliance Officer or designated representative of the SEI Compliance Department can grant exemptions from the personal trading restrictions in this Code (with the exception of pre-clearance obligations) upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the certification of the requesting person as to his or her lack of knowledge of transactions by Investment Vehicles for which SEI serves as an investment adviser, the requesting person's work role, the size and holding period of the person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requested transaction,

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                  the amount and timing of client trading in the same or a
                  related security, and other relevant factors. The person granting the exemption must document all exemptions.

            - The SEI Compliance Department will maintain pre-clearance records and records of exemptions granted for 5 years.

E.    REPORTING REQUIREMENTS

      1.    DUPLICATE BROKERAGE STATEMENTS (REPORTING PERSONS)

            - All Reporting Persons are required to instruct their broker/dealer to file duplicate statements with the SEI Compliance Department at SEI Oaks. Statements must be filed for all Accounts (including those in which a Reporting Person has a Beneficial Ownership interest), except those that trade exclusively in open-end funds, government securities or automated purchases of stock through employee stock purchase plans. Failure of a broker/dealer to send duplicate statements will not excuse a violation of this Section.

            - Sample letters instructing the broker/dealer firms to send the statements to SEI are attached in EXHIBIT 1 of this Code. If the broker/dealer requires a letter authorizing a SEI employee to open an account, the permission letter may also be found in
                  Exhibit 1. Please complete the necessary brokerage information and forward a signature ready copy to the SEI Compliance Officer.

      2.    INITIAL HOLDINGS REPORT (REPORTING PERSONS)

            - WITHIN 10 DAYS after becoming a Reporting Person, such Person must submit an Initial Holdings Report to the SEI Compliance Officer or designated representative of the SEI Compliance Department disclosing every Covered Security, and every mutual fund, in which he or she has a direct or indirect Beneficial Ownership interest. Any person who returns the report late may be subject to the penalties in Section G regarding Code of Ethics violations.

            -     The following information must be provided on the report:

                        a.    the title of the security;

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                        b.    the number of shares held;

                        c.    the principal amount of the security; and

                        d. the name of the broker, dealer, transfer agent, bank or other location where the security is held.

                        The information disclosed in the report should be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the Reporting Person's brokerage statement, the Reporting Person may attach the statement and sign the initial holdings report.

            -     The Initial Holdings Report is attached as EXHIBIT 2 to this
                  Code.

      3.    QUARTERLY REPORT OF SECURITIES TRANSACTIONS (REPORTING PERSONS)

            - Each Reporting Person must submit quarterly transaction reports of the purchases and/or sales of Covered Securities in which such person has a direct or indirect Beneficial Ownership interest. The report will be provided to all of the above defined persons before the end of each quarter by the SEI Compliance Officer or designated representative of the SEI Compliance Department and must be completed and returned NO LATER THAN 10 DAYS after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

            -     The following information must be provided on the report:

                        a. the date of the transaction, the description and number of shares, and the principal amount of each security involved;

                        b. whether the transaction is a purchase, sale or other acquisition or disposition;

                        c.    the transaction price; and

                        d. the name of the broker, dealer or bank through whom the transaction was effected.

                        e. a list of securities accounts opened during the quarterly including the name of the broker, dealer or bank and account number.

            -     The Quarterly Report of Securities Transaction is attached as
                  EXHIBIT 3 to this Code.

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      4.    ANNUAL REPORT OF SECURITIES HOLDINGS (REPORTING PERSONS)

            - On an annual basis, each Reporting Person, must submit to the SEI Compliance Officer or designated representative of the SEI Compliance Department an Annual Report of Securities Holdings that contains a list of all Covered Securities, and all mutual funds, in which he or she has a direct or indirect Beneficial Ownership interest.

            -     The following information must be provided on the report:

                        a.    the title of the security;

                        b.    the number of shares held;

                        c.    the principal amount of the security; and

                        d. the name of the broker, dealer, transfer agent, bank or other location where the security is held.

                        The information disclosed in the report should be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the Reporting Person's brokerage statement, the Reporting Person may attach the statement and sign the annual holdings report.

            - Annual Reports must be completed and returned to the SEI Compliance Officer or designated representative of the SEI Compliance Department WITHIN 30 DAYS after the end of the calendar year-end. Annual Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

            -     The Annual Report of Securities Holdings is attached as
                  EXHIBIT 4 to this Code.

      5. ANNUAL CERTIFICATION OF COMPLIANCE - ALL SEI DIRECTORS, OFFICERS AND REPORTING PERSONS

            - All directors, officers and Reporting Persons will be required to certify annually that they:

                        -have read the Code of Ethics;

                        -understand the Code of Ethics; and

                        -have complied with the provisions of the Code of Ethics.

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            -     The SEI Compliance Officer or designated representative from the SEI Compliance Department will send out annual forms to all directors, officers and Reporting Persons that must be completed and returned NO LATER THAN 30 DAYS after the end of the calendar year. Any person who repeatedly returns the forms late may be subject to the penalties in Section G regarding Code of Ethics violations.

            - The Annual Certification of Compliance is attached as EXHIBIT 5 to this Code.

F.    DETECTION AND REPORTING OF CODE VIOLATIONS

         1. The SEI Compliance Officer or designated representative of the SEI Compliance Department will:

                  - review the personal securities transaction reports or duplicate statements filed by Reporting Persons and compare the reports or statements of the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the SEI Compliance Officer or the designated representative of the Corporate Compliance Department determines that a compliance violation may have occurred, the Officer will give the person an opportunity to supply explanatory material.

                  - prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of any Investment Vehicle that is a registered investment company that
                         (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its Reporting Persons from violating this Code; and

                  - prepare a written report to SEI management outlining any violations of the Code together with recommendations for the appropriate penalties;

                  - prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

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      2.    An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy and any concern about retaliation should be reported immediately. Any person found to have retaliated against an employee for reporting violations will be subject to appropriate disciplinary action.

G.    VIOLATIONS OF THE CODE OF ETHICS

      1.    PENALTIES:

            - A person who violates the Code of Ethics may be subject to serious penalties, which may include:

                         -    written warning;

                         -    reversal of securities transactions;

                         -    restriction of trading privileges;

                         -    disgorgement of trading profits;

                         -    fines;

                         -    suspension or termination of employment; and/or

                         - referral to regulatory or law enforcement agencies.

      2.    PENALTY FACTORS:

            - Factors which may be considered in determining an appropriate penalty include, but are not limited to:

                         -    the harm to clients;

                         -    the frequency of occurrence;

                         -    the degree of personal benefit to the person;

                         -    the degree of conflict of interest;

                         -    the extent of unjust enrichment;

                         - evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

                         - the level of accurate, honest and timely cooperation from the person.

H.    CONFIDENTIAL TREATMENT

            - The SEI Compliance Officer or designated representative from the Corporate Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holding are treated as personal and confidential. However, such documents will be available for

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                  inspection by appropriate regulatory agencies and other
                  parties, such as counsel, within and outside SEI as necessary to evaluate compliance with or sanctions under this Code.

I.    RECORDKEEPING

            - SEI will maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

            - A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

            - A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

            - A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

            - A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

            - A record of any decision, and the reasons supporting the decision, to approve an Reporting Person's acquisition of securities in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

J.    DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

            - ACCOUNT - a securities trading account held by a person and by any such person's spouse, minor children and adults residing in his or her household (each such

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                  person, an "immediate family member"); any trust for which the person is a trustee or from which the person benefits directly or indirectly; any partnership (general, limited or otherwise) of which the person is a general partner or a principal of the general partner; and any other account over which the person exercises investment discretion.

            - BENEFICIAL OWNERSHIP - Covered Security ownership in which a person has a direct or indirect financial interest. Generally, a person will be regarded as a beneficial owner of Covered Securities that are held in the name of:

                        a.    a spouse or domestic partner;

                        b.    a child residing at home or attending college;

                        c.    a relative who resides in the person's household;

            or

                        d. any other person IF: (a) the person obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the person can obtain title to the securities now or in the future.

            - COVERED SECURITY - except as noted below, includes any interest or instrument commonly known as a "security", including notes, bonds, stocks (including closed-end funds), debentures, convertibles, preferred stock, security future, warrants, rights, and any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities.

                  A "Covered Security" DOES NOT INCLUDE (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iv) shares issued by open-end investment companies.

            - INITIAL PUBLIC OFFERING - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

            - PURCHASE OR SALE OF A COVERED SECURITY - includes the writing of an option to purchase or sell a security.

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                     SEI INVESTMENTS MANAGEMENT CORPORATION
                    SEI INVESTMENTS MANAGEMENT CORPORATION II
                             CODE OF ETHICS EXHIBITS

      EXHIBIT 1         ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

      EXHIBIT 2         INITIAL HOLDINGS REPORT

      EXHIBIT 3         QUARTERLY TRANSACTION REPORT

      EXHIBIT 4         ANNUAL SECURITIES HOLDINGS REPORT

      EXHIBIT 5         ANNUAL COMPLIANCE CERTIFICATION

                                    EXHIBIT 1

Date:

Your Broker
street address
city, state zip code

Re:   Your Name
      your S.S. number or account number

Dear Sir or Madam:

Please be advised that I am an employee of [SEI Investments Management Corporation/SEI Investments Management Corporation II], a registered investment adviser. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:

             [SEI Investments Management Corporation/SEI Investments
       Management Corporation II]Attn: The Corporate Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics.

Thank you for your cooperation.

Sincerely,

Your name

Date:

[Address]

      Re: Employee Name
            Account #
            SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of [SEI Investments Management Corporation/SEI Investments Management Corporation II], a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:

             SEI Investments Management Corporation/SEI Investments
                            Management Corporation II
                    Attn: The Corporate Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics.

Thank you for your cooperation.

Sincerely,

SEI Compliance Officer

                                    EXHIBIT 2

            SEI INVESTMENTS MANAGEMENT CORPORATION OR SEI INVESTMENTS
                            MANAGEMENT CORPORATION II
                             INITIAL HOLDINGS REPORT

Name of Reporting
Person: ___________________________________________
Date Person Became Subject to the Code's Reporting
Requirements: _____________________________________
Information in Report Dated as of:
___________________________________
Date Report Due:
___________________________________
Date Report Submitted:
___________________________________

Securities Holdings

                                                              Principal Amount,
                                                              Maturity Date and
Name of Issuer and Title            No. of Shares (if         Interest Rate (if
     of Security                       applicable)               applicable)
------------------------            -----------------         ------------------
------------------------            -----------------         ------------------
------------------------            -----------------         ------------------
------------------------            -----------------         ------------------
------------------------            -----------------         ------------------

If you have no securities holdings to report, please check here. [ ]

Securities Accounts

Name of Broker, Dealer or Bank             Name(s) on and Type of Account
------------------------------             ------------------------------
------------------------------             ------------------------------
------------------------------             ------------------------------
------------------------------             ------------------------------

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics and that I will comply with the Code of Ethics.

Signature: ____________________       Date: ________

Received by: __________________

                                    EXHIBIT 3

           SEI INVESTMENTS MANAGEMENT CORPORATION OR SEI INVESTMENTS
                           MANAGEMENT CORPORATION II
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                       FOR THE QUARTER ENDED _____________

NAME:______________________________________

SUBMISSION DATE:___________________________

Securities Transactions

                                                                Principal                               Name of
                                                                Amount,                                 Broker,
                        Name of                                 Maturity Date                           Dealer or
                        Issuer and      No. of Shares           and Interest                            Bank
Date of                 Title of        (if                     Rate (if        Type of                 Effecting
Transaction             Security        applicable)             applicable)     Transaction     Price   Transaction
-----------             --------        -----------             -----------     -----------     -----   -----------
-----------             --------        -----------             -----------     -----------     -----   -----------
-----------             --------        -----------             -----------     -----------     -----   -----------
-----------             --------        -----------             -----------     -----------     -----   -----------
-----------             --------        -----------             -----------     -----------     -----   -----------

If you had no reportable transactions during the quarter, please check here. [ ]

Securities Accounts

If you established an account within the quarter, please provide the following information:

Name of Broker,         Date Account was      Name(s) on and Type
Dealer or Bank            Established            of Account
---------------         ----------------      -------------------
---------------         ----------------      -------------------
---------------         ----------------      -------------------
---------------         ----------------      -------------------

If you did not establish a securities account during the quarter, please check here. [ ]

This report is required of all officers, directors and certain other persons under Section 204 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies. THE REPORT MUST BE RETURNED WITHIN 10 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Code of Ethics. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature: __________________________

Received by: ________________________

                                    EXHIBIT 4

            SEI INVESTMENTS MANAGEMENT CORPORATION OR SEI INVESTMENTS
                            MANAGEMENT CORPORATION II

                        ANNUAL SECURITIES HOLDINGS REPORT
                             AS OF DECEMBER 31, ____

NAME OF REPORTING PERSON: __________________

Securities Holdings

                                                            Principal Amount, Maturity
Name of Issuer and Title of        No. of Shares (if        Date and Interest Rate (if
Security                           applicable)              applicable)
---------------------------        -----------------        --------------------------
---------------------------        -----------------        --------------------------
---------------------------        -----------------        --------------------------
---------------------------        -----------------        --------------------------
---------------------------        -----------------        --------------------------

If you had no securities holding to report this year, please check here. [ ]

Securities Accounts

                                                                       Name(s) on and Type of
Name of Broker, Dealer or Bank       Date Account was Established      Account
------------------------------       ----------------------------      ----------------------
------------------------------       ----------------------------      ----------------------
------------------------------       ----------------------------      ----------------------
------------------------------       ----------------------------      ----------------------

If you have no securities accounts to report this year, please check here. [ ]

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

________________________                         ____________________________
Signature                             Received by
____________
Date

Note: DO NOT report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds.

                                    EXHIBIT 5

                     SEI INVESTMENTS MANAGEMENT CORPORATION
                    SEI INVESTMENTS MANAGEMENT CORPORATION II
                                 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION

       PLEASE RETURN THE SIGNED FORM VIA EMAIL TO "2004 CODE OF ETHICS" OR INTEROFFICE THE FORM TO SEI COMPLIANCE DEPARTMENT - MEADOWLANDS TWO

1.    I hereby acknowledge receipt of a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SEI Compliance Officer and have received a satisfactory response[s].

3. For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.

Print Name: ______________________

Signature:  ______________________

Date:_________

Received by SEI: ________________